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                                                                   EXHIBIT 12.1

          STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      ADVANCE STORES COMPANY, INCORPORATED





                                               Historical                                                              Proforma(1)
                                               -----------------------------------------------------------------------------------
                                                                                                                       Last Twelve
                                               Fiscal Year                                        Forty Weeks Ended   Months Ended
                                               -----------------------------------------------------------------------------------
                                                                                                October 7, October 6,  October 6,
                                                1996      1997      1998      1999      2000       2000       2001        2001
                                               -----------------------------------------------------------------------------------
                                                                       (dollars in thousands)
Income (loss) before income taxes              $ 33,947  $ 35,042   $ 3,499  $(29,193) $ 37,032   $ 38,240   $ 69,669    $ 86,437

Fixed charges:
      Interest expense                            6,221     7,732    29,517    53,844    56,519     44,165     36,567      83,307
      Interest portion of rentals                12,868    16,099    22,758    37,640    40,332     30,876     32,723      46,600
                                               -----------------------------------------------------------------------------------
      Total fixed charges                        19,089    23,831    52,275    91,484    96,851     75,041     69,290     129,907
                                               ----------------------------------------------------------------------------------

Earnings before income taxes and fixed charges $ 53,036  $ 58,873  $ 55,774  $ 62,291 $ 133,883  $ 113,281   $138,959   $ 216,344
                                               ==================================================================================
Ratio of earnings to fixed charges                 2.78      2.47      1.07      0.68      1.38       1.51       2.01        1.67
                                               ==================================================================================

                            DISCOUNT AUTO PARTS, INC.

                                               Historical
                                               ----------------------------------------------------------------------
                                               Fiscal Year                                       Thirteen Weeks Ended
                                               ----------------------------------------------------------------------
                                                                                               August 29,  August 28,
                                                1997      1998      1999      2000      2001      2000        2001
                                               ----------------------------------------------------------------------
                                                                       (dollars in thousands)
Income (loss) before income taxes              $ 20,721  $ 44,193  $ 43,824  $ 41,795  $ 27,488    $ 5,576    $ 9,144
                                               ----------------------------------------------------------------------
Fixed charges:
      Interest expense(2)                         6,225    10,332    12,996    18,505    22,196      5,699      3,490
      Interest portion of rentals                   605       662     1,698     2,573     3,684        808      1,545
                                               ----------------------------------------------------------------------
      Total fixed charges                         6,830    10,994    14,694    21,078    25,880      6,507      5,035
                                               ----------------------------------------------------------------------

Earnings before income taxes and fixed charges $ 27,551  $ 55,187  $ 58,518  $ 62,873  $ 53,368   $ 12,083   $ 14,179
                                               ======================================================================
Ratio of earnings to fixed charges                 4.03      5.02      3.98      2.98      2.06       1.86       2.82
                                               ======================================================================

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(1)Adjusted to give effect to the acquisition as if the transaction had occurred on January 2, 2000.
(2)Includes amortization of deferred debt issuance costs to be consistent with Advance.